                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549
                            ____________________________


                                     FORM 8-K/A

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                          SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) :  MARCH 12, 1998
                                                             --------------

                         COMMISSION FILE NUMBER:  0-16334
                                                  -------

                               ALLIANCE IMAGING, INC.
                               ----------------------
               (Exact name of registrant as specified in its charter)


     DELAWARE                                      33-0239910
(State or other jurisdiction of         (IRS Employer Identification Number)
 incorporation or organization)


                           1065 NORTH PACIFICENTER DRIVE
                                     SUITE 200
                             ANAHEIM, CALIFORNIA  92806
                             --------------------------
                      (Address of principal executive office)

                                   (714) 688-7100
                                   --------------
                (Registrant's telephone number, including area code)


                                        N/A
                                        ---
           (Former name or former address, if changed since last report)

Item 7 of the Registrant's Current Report on Form 8-K, event date March 12, 1998, is amended to read in its entirety as follows:

Item 7.        Financial Statements, Pro Forma Financial Information and
               Exhibits.

Item 7(a).     Financial Statements of Business Acquired.


INDEX TO FINANCIAL STATEMENTS TO CURRENT REPORT ON FORM 8-K/A

Report of Price Waterhouse LLP, Independent Accountants

Consolidated Balance Sheets as of December 31, 1997 and 1996

Consolidated Statements of Operations for the years ended
     December 31, 1997, 1996, and 1995

Consolidated Statements of Stockholders' Equity (Deficit) for the years ended December 31, 1997, 1996, and 1995

Consolidated Statements of Cash Flows for the years ended
     December 31, 1997, 1996, and 1995

Notes to Consolidated Financial Statements for the years ended December 31, 1997, 1996, and 1995

                         Report of Independent Accountants

To the Board of Directors and Stockholders of Mobile Technology Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Mobile Technology Inc. and its subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




/s/ Price Waterhouse LLP

Los Angeles, California
March 5, 1998

                               Mobile Technology Inc.

                            Consolidated Balance Sheets
                     (amounts in thousands, except share data)

                                                               DECEMBER 31,
                                                            1997        1996
                                                          --------------------
ASSETS
Current assets:
 Cash and cash equivalents                                $10,845     $  4,902
 Accounts receivable, net of allowance for doubtful
  accounts of $892 and $928                                 9,865        8,897
 Other receivables                                            678          747
 Prepaid expenses                                           2,338        1,848
 Deferred income taxes                                        457          724
                                                          --------------------
Total current assets                                       24,183       17,118

Equipment, net                                             33,901       24,425

Deposits                                                      326          430

Investments in unconsolidated joint ventures                   40           25

Other assets                                                  980        2,986
                                                          --------------------
                                                          $59,430      $44,984
                                                          --------------------
                                                          --------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Capital lease obligations and notes payable -
  current portion                                        $  7,179     $  4,781
 Accounts payable and accrued liabilities                   8,782        8,888
                                                          --------------------
Total current liabilities                                  15,961       13,669

Senior secured debt                                        15,000       15,000

Capital lease obligations and notes payable, less
current portion                                            21,226       13,605

Deferred income taxes                                       3,066        2,291

Other long-term liabilities                                    53          160
                                                          --------------------
Total liabilities                                          55,306       44,725
                                                          --------------------
Commitments                                                     -            -
                                                          --------------------
Minority interest in consolidated joint ventures              284          204
                                                          --------------------
Stockholders' equity:
 Common stock, $0.01 par value:
  Authorized shares - 2,000,000
  Issued and outstanding shares - 1,018,200 in 1997
    and 1,000,000 in 1996                                      10           10
 Warrants to purchase common stock                             97           97
 Additional paid-in capital and other                      38,967       38,949
 Accumulated deficit                                      (35,234)     (39,001)
                                                          --------------------
Total stockholders' equity                                  3,840           55
                                                          --------------------
Total liabilities and stockholders' equity                $59,430      $44,984
                                                          --------------------
                                                          --------------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
CONSOLIDATED FINANCIAL STATEMENTS.

                               Mobile Technology Inc.

                       Consolidated Statements of Operations
                               (amounts in thousands)

                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                           1997        1996         1995
                                                         ---------------------------------

Revenues                                                 $69,244      $66,871      $62,989
                                                         ---------------------------------
Expenses:
Direct operating, excluding depreciation
 and amortization                                         41,697       44,574       41,472
Sales, general and administrative                         10,031        9,794       10,263
Depreciation and amortization                              7,768        7,708        8,974
                                                         ---------------------------------
Total operating expenses                                  59,496       62,076       60,709
                                                         ---------------------------------
Operating income                                           9,748        4,795        2,280
                                                         ---------------------------------

Other expense (income):
Debt restructuring costs                                       -            -          189
Interest expense                                           4,086        3,807        4,016
Interest income and other, net                              (988)        (652)        (773)
                                                         ---------------------------------
Total other expense                                        3,098        3,155        3,432
                                                         ---------------------------------

Income (loss) before income taxes, minority
 interest and extraordinary item                           6,650        1,640       (1,152)

Income tax provision                                      (2,804)      (1,605)         (70)
                                                         ---------------------------------

Income (loss) before minority interest and
 extraordinary item                                        3,846           35       (1,222)


Minority interest in consolidated joint ventures             (79)        (185)        (362)
                                                         ---------------------------------

Income (loss) before extraordinary item                    3,767         (150)      (1,584)

Extraordinary item, net of income taxes -
 gain on debt restructuring                                    -       32,375            -
                                                         ---------------------------------
Net income (loss)                                        $ 3,767      $32,225    $  (1,584)
                                                         ---------------------------------
                                                         ---------------------------------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
CONSOLIDATED FINANCIAL STATEMENTS.

                               Mobile Technology Inc.

             Consolidated Statements of Stockholders' Equity (Deficit)
                     (amounts in thousands, except share data)


                                       Common Stock    Additional    Purchase Price     Warrants
                                    ----------------     Paid-In    in Excess of Net   to Purchase  Accumulated
                                     Amount    Shares    Capital    Assets Acquired    Common Stock    Deficit      Total
                                    -------------------------------------------------------------------------------------------
Balance at December 31, 1994           $  -       1,000     $31,341      $(10,189)        $  -       $(69,545)      $(48,393)
 Net loss                                 -           -           -             -            -         (1,584)        (1,584)
                                    -------------------------------------------------------------------------------------------
Balance at December 31, 1995              -       1,000      31,341       (10,189)           -        (71,129)       (49,977)
 Retirement of common stock in
  connection with debt restructuring      -      (1,000)          -             -            -              -              -
 Recapitalization in connection with
  debt restructuring                     10   1,000,000      17,797             -            -              -         17,807
 Warrants issued to stockholders in
  connection with debt restructuring      -           -           -             -           97            (97)             -
 Net income                               -           -           -             -            -         32,225         32,225
                                    -------------------------------------------------------------------------------------------
Balance at December 31, 1996             10   1,000,000      49,138       (10,189)          97        (39,001)            55
 Issuance of common stock                 -      18,700          18             -            -              -             18
 Retirement of common stock               -        (500)          -             -            -              -              -
 Net income                               -           -           -             -            -          3,767          3,767
                                    -------------------------------------------------------------------------------------------
Balance at December 31, 1997            $10   1,018,200     $49,156      $(10,189)         $97       $(35,234)      $  3,840
                                    -------------------------------------------------------------------------------------------
                                    -------------------------------------------------------------------------------------------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED
FINANCIAL STATEMENTS.

                               Mobile Technology Inc.
                       Consolidated Statements of Cash Flows
                               (amounts in thousands)


                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                             1997           1996           1995
                                                         -----------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                        $  3,767        $32,225       $ (1,584)
Adjustments to reconcile net income (loss) to net cash
 provided by operating activities:
   Depreciation and amortization                            7,768          7,708          8,974
   Premium amortization from 1994 debt restructuring            -           (325)          (560)
   Provision for allowance for doubtful accounts            4,520          3,004          2,654
   Minority interest in consolidated joint ventures            79            185            362
   Gain on sale of assets                                    (641)          (536)          (566)
   Gain on sale of unconsolidated joint ventures                -              -           (195)
   Deferred income tax provision                            1,041          1,567              -
   Extraordinary gain on debt restructuring before
    related costs                                               -        (33,413)             -
  Changes in assets and liabilities:
    Accounts receivable                                    (5,488)        (3,607)        (1,865)
    Other receivables                                          69           (342)           713
    Prepaid expenses                                         (490)          (431)            (2)
    Other assets                                            1,559           (288)          (269)
    Accounts payable and accrued liabilities                 (106)         3,257         (1,081)
                                                         -----------------------------------------
Net cash provided by operating activities                  12,078          9,004          6,581
                                                         -----------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Minority interest distributions                                 -            (48)          (662)
Proceeds from sale of unconsolidated joint venture              -              -            200
Capital expenditures                                         (995)          (526)        (2,364)
Proceeds from sale of assets                                2,240          1,020          1,853
Other                                                         (15)             -              -
                                                         -----------------------------------------
Net cash provided by (used in) investing activities         1,230            446           (973)
                                                         -----------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
(Repayment) proceeds from borrowings under line of credit       -         (1,763)         1,763
Repayment of notes payable                                 (2,274)        (1,091)        (1,138)
Repayment of senior secured debt                                -              -         (2,082)
Repayment of capital lease obligations                     (5,109)        (2,694)        (3,619)
Issuance of common stock                                       18              -              -
                                                         -----------------------------------------
Net cash used in financing activities                      (7,365)        (5,548)        (5,076)
                                                         -----------------------------------------
Net increase in cash and cash equivalents                   5,943          3,902            532

Cash and cash equivalents at beginning of year              4,902          1,000            468
                                                         -----------------------------------------
Cash and cash equivalents at end of year                 $ 10,845        $ 4,902       $  1,000
                                                         -----------------------------------------
                                                         -----------------------------------------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
  Interest                                               $  3,733        $ 1,478       $  3,718
  Income taxes (net of refunds)                             2,258            580             79


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED
FINANCIAL STATEMENTS.

                               Mobile Technology Inc.

                     Notes to Consolidated Financial Statements
                      (amounts in thousands, except share data)



1. DESCRIPTION OF THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

Mobile Technology Inc. (the "Company"), a Delaware corporation, provides mobile and fixed site diagnostic and treatment services to hospitals, clinics, physician groups, and outpatients throughout the country. Diagnostic services include magnetic resonance imaging ("MR") and computerized tomography ("CT"). The Company also provides kidney lithotripsy ("LI") and high-dosage radiation brachytherapy ("BT") treatment services. Prior to August 6, 1996, the Company was a wholly owned subsidiary of MTI Holdings II, Inc. (NOTE 5).

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Mobile Technology Inc., its wholly owned subsidiaries and general partnerships in which the Company has controlling interest. Investments in other joint venture partnerships are accounted for under the equity method. All significant intercompany balances and transactions have been eliminated.

REVENUES

Revenues are recognized in the period in which services are performed. Revenues are presented net of contractual allowances and adjustments.

EQUIPMENT

Equipment is carried at cost. Depreciation and amortization of equipment are computed using the straight-line method over the estimated useful lives of the assets or remaining lease term, whichever is shorter. The depreciable lives of the equipment range from three to ten years. Expenditures for repairs and maintenance are charged to expense as incurred.

                               Mobile Technology Inc.

                      (amounts in thousands, except share data)


1. DESCRIPTION OF THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. SFAS No. 121 establishes accounting standards for the impairment of long-lived assets to be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In addition, SFAS No. 121 requires that certain long-lived assets be reported at the lower of the carrying amount or fair value less cost to sell. The adoption of SFAS No. 121 did not have a significant impact on the Company's consolidated financial position or results of operations.

STOCK-BASED COMPENSATION

In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. The Company has adopted the disclosure-only provisions of SFAS No. 123 effective January 1, 1997, and has elected to continue to account for stock-based compensation related to employees under APB 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations.

INCOME TAXES

The provision for income taxes is computed on income as reported in the consolidated financial statements and is determined by using the liability method. A deferred tax liability is recognized for taxable temporary differences and deferred tax assets are recognized for deductible temporary differences and operating loss and credit carryforwards. A valuation allowance would reduce deferred tax assets if it is more likely than not that all, or some portion of such assets, will not be realized.

USE OF ESTIMATES

The presentation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                               Mobile Technology Inc.

                      (amounts in thousands, except share data)


2. CONSOLIDATED STATEMENTS OF CASH FLOWS

The Company considers all highly liquid, short-term investments with an original maturity of three months or less to be cash equivalents.

Non-cash investing activities comprised the following:



                                              1997           1996         1995
                                           --------------------------------------
    Capital expenditures financed by
      capital lease obligations and
      installment notes                     $17,401        $10,230       $4,186
                                           --------------------------------------
                                           --------------------------------------


Non-cash financing activities comprised
  the following:

                                              1997           1996         1995
                                           --------------------------------------

     Extinguishment of senior secured
       notes and certain related accrued
       interest payable (NOTE 5)            $  -           $33,413       $  -
                                           --------------------------------------
                                           --------------------------------------


3. EQUIPMENT

Equipment consisted of the following:



                                                                  DECEMBER 31,
                                                               1997         1996
                                                            -----------------------
    MR, CT, LI and BT units                                   $66,422      $67,362
    Ancillary equipment and other                               6,462        6,721
                                                            -----------------------
                                                               72,884       74,083
    Less: Accumulated depreciation and amortization            38,983       49,658
                                                            -----------------------
                                                              $33,901      $24,425
                                                            -----------------------
                                                            -----------------------



Equipment included assets of $38,463 and $24,520 financed by capital leases as of December 31, 1997 and 1996, respectively. Accumulated amortization for assets financed by capital leases amounted to $9,012 and $6,281 at December 31, 1997 and 1996, respectively. Amortization expense for these assets totaled $4,679, $3,066 and $2,840 in 1997, 1996 and 1995, respectively.

                            Mobile Technology Inc.

                  (amounts in thousands, except share data)


4. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consisted of the following:

                                                              December 31,
                                                           1997         1996
                                                         --------     --------
Accounts payable                                         $  1,084     $  1,153
Accrued compensation and related expenses                   2,639        2,329
Accrued taxes, other than income                            2,259        2,477
Accrued interest payable                                      909          731
Other accrued liabilities                                   1,891        2.198
                                                         --------     --------
                                                         $  8,782     $  8,888
                                                         --------     --------
                                                         --------     --------


5. LONG-TERM DEBT AND COMMITMENTS

RECAPITALIZATION, DEBT RESTRUCTURING AND SENIOR SECURED DEBT

The Company completed a debt restructuring agreement on August 6, 1996. Under the terms of the agreement, the Company's common stock was recapitalized at a par value of $0.01 per share. The holders of the common stock of MTI Holdings II, Inc. agreed to merge MTI Holdings II, Inc. with and into the Company in exchange for 37,500 shares of the Company's common stock, Series A Common Stock Purchase Warrants ("Series A Warrants") to purchase up to an aggregate of 30,000 shares of the Company's common stock, and Series B Common Stock Purchase Warrants ("Series B Warrants") to purchase up to an aggregate of 70,000 shares of the Company's common stock. Series A Warrants entitle their holders to purchase the Company's common stock at an initial exercise price of $19.30 per share and expire on August 6, 2000. Series B Warrants entitle their holders to purchase the Company's common stock at an initial exercise price of $34.30 per share and expire on August 6, 2001. The initial price of the Series A and B Warrants are subject to certain antidilution adjustments. Senior secured notes with an aggregate carrying value of $63,613 and all related accrued interest amounting to $2,606 at the restructure date were exchanged for $15,000 of new senior secured notes and 962,500 newly issued shares of common stock of the Company with an estimated fair value of $17,806. As a result of the debt restructuring transaction, the Company recorded an extraordinary gain of $32,375 net of related transaction costs.

Interest on the new notes is 12% per annum; payable on January 1, and July 1, of each year through July 1, 2003. Three scheduled principal payments of $5,000 will occur on July 1, in each of the years 2001, 2002 and 2003.

                            Mobile Technology Inc.

                  (amounts in thousands, except share data)


5. LONG-TERM DEBT AND COMMITMENTS (CONTINUED)

LINE OF CREDIT

The Company has a $4,000 revolving line of credit agreement which expired in February 1998, secured by customer contracts, accounts receivable and other assets. Borrowings under the line of credit bear interest at the lender's prime reference rate (8.50% at December 31, 1997) plus 3% per annum. The agreement also contains certain covenants for cash flows, working capital and cross default provisions to the restructured senior secured notes. At December 31, 1997 and 1996 there were no outstanding borrowings under the line of credit. At December 31, 1997, $2,617 was available for borrowings.

CAPITAL LEASE OBLIGATIONS AND NOTES PAYABLE

Capital lease obligations and notes payable consisted of the following:

                                                              DECEMBER 31,
                                                            1997        1996
                                                          --------------------
Installment notes                                         $18,604     $  3,476
Capital lease obligations payable through 2002,
  with interest rates ranging from 7.75% to 15%
  per annum                                                 9,801       14,910
                                                          --------------------
                                                           28,405       18,386
Less: current portion                                       7,179        4,781
                                                          --------------------
                                                          $21,226      $13,605
                                                          --------------------
                                                          --------------------

Maturities of capital lease obligations and notes payable at December 31, 1997 are as follow:

             1998                                      $  7,179
             1999                                         7,402
             2000                                         6,197
             2001                                         5,072
             2002                                         2,555
                                                        -------
                                                        $28,405
                                                        -------
                                                        -------

                            Mobile Technology Inc.

                  (amounts in thousands, except share data)


5. LONG-TERM DEBT AND COMMITMENTS (CONTINUED)

LEASES

The Company leases equipment and facilities under operating and capital leases. Certain facility leases contain renewal options and rent escalation provisions. Leases are secured by equipment and, in some cases, by customer contracts and accounts receivable. Leases were secured by accounts receivable of approximately $89 and $177 at December 31, 1997 and 1996, respectively. Certain capital lease agreements provide for bargain purchase options at the end of the lease term. Certain equipment leasing and financing obligations contain cross default provisions relating to the restructured senior secured notes. Total rental expense under operating leases was $14,071, $15,029 and $13,792 in 1997, 1996 and 1995, respectively.

Future minimum lease payments under capital leases and non-cancelable operating leases at December 31, 1997 are as follows:

                                               CAPITAL      OPERATING
                                               LEASES         LEASES
                                              -----------------------
    1998                                      $  4,311        $10,730
    1999                                         3,937          5,840
    2000                                         2,135          2,369
    2001                                           825            847
    2002                                           123            422
    Thereafter                                       -            238
                                              -----------------------
                                                11,331        $20,446
                                                           ----------
                                                           ----------
    Less: amount representing interest           1,530
                                              ------------
    Present value of minimum lease payments      9,801
    Less: current portion                        3,484
                                              ------------
                                              $  6,317
                                              ------------
                                              ------------

                            Mobile Technology Inc.

                 (amounts in thousands, except share data)


6. INCOME TAXES

The provision (benefit) for income tax consisted of the following:

                                                  1997          1996       1995
                                                -------------------------------
    Current
      Federal                                   $1,454        $   23       $  -
      State                                        309            15         70
                                                -------------------------------
                                                 1,763            38         70
                                                -------------------------------
    Deferred
      Federal                                      388         1,712          -
      State                                        653          (145)         -
                                                -------------------------------
                                                 1,041         1,567          -
                                                -------------------------------
                                                $2,804        $1,605        $70
                                                -------------------------------
                                                -------------------------------

The difference between the tax provision (benefit) computed based on applying the U.S. statutory income tax rate to the income (loss) before income taxes and the recorded provision is due primarily to the following:

                                              1997           1996        1995
                                             -----          -----       ------
Statutory federal income tax rate            34.0%          34.0%       (34.0%)
State income taxes (net of federal benefit)   8.0           (6.8)         1.2
Capitalized restructuring costs                  -          19.1            -
Change in valuation allowance                (0.2)          42.4         31.2
Other                                         0.4            9.1          5.2
                                             -----          -----       ------
                                             42.2%          97.8%         3.6%
                                             -----          -----       ------
                                             -----          -----       ------

The Internal Revenue Code imposes limitations on the annual amount of net operating loss ("NOL") and investment tax credit ("ITC") carryforwards which may be utilized subsequent to an "ownership change". The debt restructuring transaction during 1996 qualified as such an ownership change (NOTE 5). Consequently at December 31, 1997, the Company has "pre-change" federal NOL carryfowards of $49,058 which may only offset taxable income of approximately $40 per year, and will likely not be fully utilized prior to their expiration in the years 1998 through 2010. Accordingly, only the limited NOL allowed is reflected in the consolidated financial statements as a deferred tax asset.

                            Mobile Technology Inc.

                  (amounts in thousands, except share data)


6. INCOME TAXES (CONTINUED)

Deferred tax assets/(liabilities) consist of the following:

                                                               DECEMBER 31,
                                                            1997         1996
                                                           ------       ------
DEFERRED TAX ASSETS
  Accrued liabilities                                    $    323     $    524
  Basis difference in partnerships                            598          378
  Allowance for doubtful accounts                             278          307
  Net operating losses                                     16,857       16,958
  Other                                                        21           60
                                                         ---------    ---------
Total deferred tax assets                                  18,076       18,225
                                                         ---------    ---------

DEFERRED TAX LIABILITIES

  Depreciable, amortizable and other property              (3,634)      (2,526)
  Prepaid expenses                                           (386)        (514)
                                                         ---------    ---------
Total deferred tax liabilities                             (4,020)      (3,040)
                                                         ---------    ---------

Net deferred tax assets before valuation
    allowance                                              14,057       15,185

Valuation allowance                                       (16,666)     (16,752)
                                                         ---------    ---------
Net deferred tax liability                               $ (2,609)    $ (1,567)
                                                         ---------    ---------
                                                         ---------    ---------

7. STOCK PURCHASE PLAN

Effective November 1996, the Company adopted, and the Board of Directors approved, the 1996 Equity Plan. The Plan provides for the Company's Compensation Committee of the Board of Directors to make available shares of common stock for purchase by certain key employees, directors or consultants. In April 1997, the Company made available for purchase by certain members of management common stock of the Company under stock offerings pursuant to the 1996 Equity Plan. Additional offerings may be provided in each first quarter of the years 1998 through 2000. The aggregate number of shares of stock to be offered shall not exceed 60,000 shares in total. The purchase price per share is the greater of one dollar or net book value as defined. Shares offered under the Plan must

                            Mobile Technology Inc.

                   (amounts in thousands, except share data)


7. STOCK PURCHASE PLAN (CONTINUED)

be purchased within sixty days from the date offered and all shares are immediately vested. Upon termination of employment, the Company retains the right of repurchase at the then prevailing net book value. In the event of a change of control or an initial public offering, the repurchase feature lapses.

In 1997, 18,700 shares were offered and purchased under the Plan. No compensation charge to income was recognized. Had the Company adopted the fair value method prescribed in SFAS No. 123, the purchase of these shares would have resulted in a decrease to net income of $355 which represents the estimated fair value of the offers.

8. SUBSEQUENT EVENT

On January 13, 1998, the Company entered into a definitive agreement with Alliance Imaging, Inc. ("Alliance") under which the common stock of the Company will be acquired by a subsidiary of Alliance. The consummation of the transaction will be subject to customary conditions and necessary regulatory approvals.

 Item 7(b).  Pro Forma Financial Information

             Pro forma financial information that would be required pursuant to
             Article 11 of Regulation S-X.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined balance sheet at December 31, 1997 gives effect to Alliance Imaging, Inc.'s ("Alliance") acquisition ("MTI acquisition") of all the outstanding common stock of Mobile Technology Inc. ("MTI") in a transaction accounted for as a purchase business combination.

     The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 1997 has been prepared as if the acquisition had occurred on January 1, 1997.

     The unaudited pro forma condensed combined financial information is based on the consolidated financial statements of Alliance giving effect to the MTI acquisition under the assumptions and adjustments outlined in the accompanying notes to unaudited pro forma condensed combined balance sheet and statement of operations. Such pro forma adjustments are based upon available information and upon certain assumptions that the Company's management believes are reasonable under the circumstances. The unaudited pro forma condensed combined balance sheet and statement of operations are provided for comparative purposes only and do not purport to represent the results that would have been obtained had the MTI acquisition occurred on the date indicated or that may be achieved in the future.

     The unaudited pro forma condensed combined balance sheet and statement of operations and accompanying notes should be read in conjunction with the consolidated financial statements of Alliance contained in Alliance's Annual Report on Form 10-K for the year ended December 31, 1997, and MTI's audited consolidated financial statements for the years ended December 31, 1997, 1996, and 1995 included in this Form 8-K/A.

                               Alliance Imaging, Inc.
                Unaudited Pro Forma Condensed Combined Balance Sheet
                                 December 31, 1997
                                   (in thousands)

                                                 HISTORICAL       HISTORICAL
                                                  ALLIANCE           MTI          ADJUSTMENTS       PRO FORMA
                                                 ----------       ----------      -----------       ---------
Assets
Current assets:
   Cash and short-term investments                 $ 10,798       $ 10,845       ($  8,679)(a)      $ 12,964
   Receivables, net                                  13,100         10,543              -             23,643
   Deferred income taxes                              2,478            457              -              2,935
   Other current assets                               1,285          2,338              -              3,623
                                                 ----------       ----------      -----------       ---------
       Total current assets                          27,661         24,183          (8,679)           43,165

Equipment, net                                      112,213         33,901         (10,976)(b)
                                                           -             -           3,147 (a)       138,285
Intangible assets, net                               36,149              -          77,953 (b)       114,102
Deferred financing costs                             13,641              -           2,814 (a)
                                                           -             -          (1,300)(c)        15,155
Other assets                                          3,991          1,346              -              5,337
                                                 ----------       ----------      -----------       ---------
       Total assets                                $193,655       $ 59,430        $ 62,959          $316,044
                                                 ----------       ----------      -----------       ---------
                                                 ----------       ----------      -----------       ---------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable                                 $  6,677       $  1,084        $      -          $  7,761
  Accrued compensation and related expenses           5,982          2,639               -             8,621
  Other accrued liabilities                           8,021          5,059           2,006 (b)
                                                          -              -            (408)(a)        14,678
  Current portion of capital lease obligations
    and notes payable                                     -          7,179          (5,027)(a)         2,152
  Current portion of long-term debt                   6,351              -             900 (a)         7,251
                                                 ----------       ----------      -----------       ---------
       Total current liabilities                     27,031         15,961          (2,529)           40,463

Other liabilities                                        86             53           4,226 (b)         4,365
Long-term debt, net of current portion              227,874         15,000         (15,000)(a)
                                                          -              -          94,494 (a)       322,368
Capital lease obligations and notes payable,
  net of current portion                                  -         21,226         (13,092)(a)         8,134
Deferred income taxes                                 6,865          3,066               -             9,931
                                                 ----------       ----------      -----------       ---------
       Total liabilities                            261,856         55,306          68,099           385,261

Minority interest in consolidated joint ventures          -            284               -               284
Redeemable preferred stock                           14,487              -               -            14,487

Stockholders' equity (deficit):
  Paid-in-capital (deficit)                         (59,697)        39,074         (39,074)(b)       (59,697)
  Accumulated deficit                               (22,991)       (35,234)         35,234 (b)       (22,991)
                                                          -              -          (1,300)(c)        (1,300)
                                                 ----------       ----------      -----------       --------

        Total stockholders' equity (deficit)        (82,688)         3,840          (5,140)(b)       (83,988)

        Total liabilities and stockholders'
          equity (deficit)                         $193,655       $ 59,430        $ 62,959          $316,044
                                                 ----------       ----------      -----------       ---------
                                                 ----------       ----------      -----------       ---------

                                                         18

                               Alliance Imaging, Inc.
           Notes to Unaudited Pro Forma Condensed Combined Balance Sheet
                                 December 31, 1997
                                   (in thousands)



(a)  Sources:
     --------
     Term loan facility (including current portion)                       $  90,000
     Revolving loan facility                                                  5,394
                                                                           --------
          Total sources                                                   $  95,394
                                                                           --------
                                                                           --------
     Uses:
     -----
     Purchase of MTI stock                                                $  58,342
     Purchase of equipment                                                    3,147
     Repay outstanding MTI indebtedness:
       Accrued interest                                                        408
       Current portion of capital lease obligations and notes payable        5,027
       Capital lease obligations and notes payable, net of current
         portion                                                            13,092
       Long-term debt, net of current portion                               15,000
       Prepayment penalty                                                      894
     MTI acquisition costs                                                   5,349
     Deferred financing costs                                                2,814
     Decrease in MTI/Alliance cash balances                                 (8,679)
                                                                          --------
          Total Uses                                                      $ 95,394
                                                                          --------
                                                                          --------

(b)  Purchase price allocation and calculation of purchased
     intangibles:
     Purchase of MTI stock                                                $ 58,342
     MTI acquisition costs                                                   5,349
     Current portion of MTI unfavorable lease obligations                    1,635
     Long-term portion of MTI unfavorable lease obligations                  4,226
     Prepayment penalty                                                        894
     Other liabilities                                                         371
     Adjustment of equipment to fair market value                           10,976
     Elimination of MTI book equity                                         (3,840)
                                                                          --------
          Total Purchased Intangibles                                     $ 77,953
                                                                          --------
                                                                          --------

(c) Write-off of deferred financing costs in connection with Alliance's debt modification made in connection with the MTI acquisition and recorded in the first quarter of 1998.

     The above allocation of the MTI purchase price is tentative pending completion of fair value determinations for the net assets acquired. The allocation may change with the completion of these determinations.

                               ALLIANCE IMAGING, INC.
           Unaudited Pro Forma Condensed Combined Statement of Operations
                           Year ended December 31, 1997
                                   (in thousands)




                                                  Historical     Historical
                                                   Alliance          MTI          Adjustments       Pro Forma (a)
                                                 ----------       ----------      -----------       ---------
Revenues                                           $ 86,474        $ 69,244               -         $155,718

Operating expenses, excluding depreciation           38,997          41,697          (3,041)(b)       77,653
Depreciation expense                                 15,993           7,768          (2,700)(c)       21,061

Selling, general and administrative expenses          8,857          10,031               -           18,888

Amortization expense, primarily goodwill              2,426               -           4,372 (d)         6,798
Interest expense, net of interest income              7,808           3,098             204 (b)
                                                          -               -           5,209 (e)        16,319
Recapitalization merger costs                        16,350               -               -            16,350
                                                 ----------       ----------      -----------       ---------
       Total costs and expenses                      90,431          62,594           4,044           157,069

Income (loss) before income taxes, minority
    interest and extraordinary gains                 (3,957)          6,650          (4,044)           (1,351)
Minority interest in consolidated joint ventures          -             (79)              -               (79)
Provision for income taxes                            1,700           2,804           1,746 (f)         6,250
                                                 ----------       ----------      -----------       ---------
Income (loss) before extraordinary gains            ($5,657)       $  3,767         ($5,790)          ($7,680)
                                                 ----------       ----------      -----------       ---------
                                                 ----------       ----------      -----------       ---------


Income (loss) before extraordinary gains per
   share - basic and diluted  (g)                    ($0.41)                                           ($0.60)
                                                 ----------                                         ---------
                                                 ----------                                         ---------

                               Alliance Imaging, Inc.
      Notes to Unaudited Pro Forma Condensed Combined Statement of Operations
                            Year Ended December 31, 1997


(a) Non-recurring charges of $1,300,000 comprised of an extrordinary loss related to the write-off of deferred financing costs in connection with Alliance's debt modification were recorded during Alliance's quarter ended March 31, 1998.

(b) Reflects a reduction to operating expenses and an increase to interest expense related to the amortization of the MTI unfavorable lease obligations.

(c) Reflects a reduction in depreciation expense related to the write-down of equipment to fair market value.

(d) Reflects goodwill amortization of $3,898 using a 20 year life, and deferred financing costs amortization of $474.

(e) Incremental interest expense, as adjusted, reflects the elimination of MTI historical interest expense due to the retirement of certain existing MTI debt obligations and assumes that the following indebtedness was outstanding as of the beginning of the reporting period (in thousands):




                                                                        Annual Interest
                                                       Principal            Expense
                                                      ------------      ---------------


    Term loan facility, interest at LIBOR
      plus 2.50% (currently 8.19%)                   $  40,000              $  3,276
    Term loan facility, interest at LIBOR
      plus 2.75% (currently 8.47%)                      50,000                 4,235
    Revolving loan facility, interest at LIBOR
      plus 2.25% (currently 7.94%) (including
      0.50% annual commitment fee on pro forma
      unutilized balance of $69,606)                     5,394                   776
    Other debt, weighted average interest at
      approximately 9.80%                               10,286                 1,008
    Elimination of MTI historical interest expense                            (4,086)
                                                                        ---------------
                                                                            $  5,209
                                                                        ---------------
                                                                        ---------------


(f) Income tax effect of pro forma adjustments determined on a separate return basis.

(g) Loss per share information calculated based on 10,743,000 shares, the weighted average number of Alliance Imaging, Inc. shares outstanding in 1997. In calculating per share amounts, loss before extraordinary gains has been increased by $626,000 of Alliance preferred stock dividends and reduced by $1,906,000 of excess of carrying amount of Alliance preferred stock repurchased over consideration paid.

Item 7(c).    Index of Exhibits

              2 Agreement and Plan of Merger dated as of January 13, 1998, between MTI Acquisition Corp. and Mobile Technology Inc. (incorporated by reference to Exhibit 2 of the Registrant's Current Report on Form 8-K, event date January 13, 1998).

              4 Stockholders' Agreement dated as of January 13, 1998 among MTI Acquisition Corp. and certain shareholders of Mobile Technology Inc. (incorporated by reference to Exhibit 4 of the Registrant's Current Report on Form 8-K, event date January 13, 1998).

              99.01 Press Release dated January 13, 1998 (incorporated by reference to Exhibit 99 of the Registrant's Current Report on Form 8-K, event date January 13, 1998).

              99.02 Press Release dated March 12, 1998 (incorporated by reference to Exhibit 99.02 of the Registrant's Current Report on Form 8-K, event date March 12, 1998).

                                     SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  ALLIANCE IMAGING, INC.



                                                  By:  /s/ Kenneth S. Ord
                                                       ----------------------
                                                       Kenneth S. Ord
                                                       Senior Vice President and
                                                       Chief Financial Officer

Date:  May 26, 1998